Exhibit 99.1

For Immediate Release

Sharing Economy International Reports Full Year 2017 Results

Wuxi, Jiangsu Province, China – April 11, 2018 – Sharing Economy International Inc. (“SEII” or “the Company”) (SEII), a clean technology and sharing economy company that designs, manufactures and distributes of proprietary high and low temperature dyeing and finishing machinery to the textile industry, and is engaged in the development of sharing economy platforms and rental related businesses, today announced its financial results for year ended December 31, 2017.

“2017 was a challenging yet productive year for SEII. Our legacy dyeing and finishing business continued to face numerous challenges such as difficult economic conditions and limited availability of credit for textile manufacturers in China which adversely impacted our financial results for the year. Considering the difficulties facing this business, we made the decision to change the strategic direction of the Company in the second quarter of 2017 by focusing on high growth opportunities presented by the sharing economy,” said Mr. Jianhua Wu, Chairman and CEO of SEII. “We believe a true peer-to-peer sharing economy based on rentals will take significant market share in both the business and consumer markets over the next few years. We have established a number of business units for our sharing economy initiatives in Hong Kong and have made good progress in developing our coworking, on-demand peer-to-peer services and technology platforms. Going forward, we believe further mergers and acquisitions have the potential to grow the Company rapidly and aggressively in new market opportunities, technology, products and platforms.”

Mr. Parkson Yip, SEII’s Vice President of Strategic Business Development, commented, “While still in an early stage, I am pleased with our execution thus far in building up our sharing economy businesses. We are particularly excited about opportunities in coworking offered by Anyworkspace.com, our online, real-time marketplace that connects workspace providers with clients who need temporary office and meeting spaces. We are looking to expand upon this by entering agreements with other partners in the coworking space. In addition, we believe the upcoming launch of BuddiGo, our new sharing platform that allows users to outsource daily chores and mundane tasks to ‘buddies’ who can spare idle time to run errands, has strong growth potential. Meanwhile, development of our 3D virtual tour app through our recent acquisition of 3D Discovery is on track and our in-house engineering teams continue to work with our partners and advisors to build a common underlying information and transaction platform which can be used by all of our sharing economy vertical applications.”

Full Year 2017 Results

Revenue for 2017 decreased by 22.1% to $13.5 million, compared to $17.4 million for 2016. The Company’s dyeing and finishing business generated substantially all revenue in 2017, since the forged rolled rings and related products and petroleum and chemical equipment businesses were discontinued in 2016 and the new sharing economy businesses are still in an early stage. Revenues declined due to an anticipated slowdown in shipments of low-emission airflow dyeing machines as many companies in the dyeing industry had already upgraded to new models and did not require additional equipment, and orders for new low-emission airflow dyeing machines slowed down in 2017 as potential customers did not have the financial resources or credit to purchase equipment. In addition, apparel factories and other factories have been shut down throughout the last year by China’s environmental bureau, which has been cutting electricity and gas supply to determine compliance with China’s environmental laws, which contributed to the decline in revenues.

Gross loss for 2017 was $156,000, compared to gross profit of $2.5 million for 2016. Gross margin was negative 1.2% during 2017 compared to 14.7% for 2016. In 2017, gross margin was impacted by a $0.3 million increase in the reserve for obsolete inventory. The gross margin for 2017 was also impacted by the reduced scale of operations resulting from lower revenues, which is reflected in the allocation of fixed costs, mainly consisting of depreciation, to cost of revenues, and an increase in labor and raw material costs.

Operating expenses increased by 212.9% to $12.1 million, compared to $3.9 million in 2016. The increase was due to an increase in the allowance for doubtful accounts of $6.5 million which was taken after considering management’s evaluation of the collectability of individual receivable balances, including the analysis of subsequent collections, the customers’ collection history, the write-off of uncollectible receivables against the existing reserve, and recent economic events. In addition, the Company recorded $0.4 million impairment of goodwill and recorded higher professional fees in the form of stock-based compensation related to implementing a new business plan with the objective of improving long-term growth, an increase in salaries, travel and entertainment expenses to support new business opportunities and an increase in research and development expenses for new dyeing and finishing products.

Loss from continuing operations was $12.8 million, or $(6.99) per basic and diluted share, compared to loss from continuing operations of $1.4 million, or $(1.17) per basic and diluted share in 2016.

Loss from discontinued operations (Refer to “Discontinued Operations” discussion below) was $98,000, or $(0.05) per basic and diluted share. This compares to loss from discontinued operations of $10.3 million, or $(8.64) in 2016, which includes a $6.4 million loss on sales / disposal of discontinued operations.

Net loss for 2017 was $12.9 million, or $(7.04) per basic and diluted share, compared to net loss of $11.7 million, or $(9.81) per basic and diluted share, in 2016.

Basic and diluted earnings per share were based on 1,832,900 and 1,189,940 weighted average shares outstanding, respectively, for the years ended December 31, 2017 and 2016. All share and per share information has been adjusted to reflect a 1-for-4 reverse stock split effective March 20, 2017.

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Financial Condition

As of December 31, 2017, SEII held cash and cash equivalents of $1.0 million compared to $1.5 million at December 31, 2016. Accounts receivable were $9.1 million compared to $13.9 million at December 31, 2016. Inventories were $4.6 million compared to $2.4 million at December 31, 2016. The Company had $2.5 million in short-term bank loans payable at December 31, 2017, down slightly from $2.7 million at December 31, 2016. Working capital was $13.5 million at December 31, 2017 compared to $21.5 million at December 31, 2016. Stockholders’ equity was $61.2 million at December 31, 2017.

In 2017, the Company used $0.4 million in cash flow from operations. The Company used $1.9 million in cash flow from investing activities, reflecting $5.2 million in cash used for the purchase of property, plant and equipment in Wuxi, China, which was partially offset by cash received from the sale of equipment from discontinued operations and cash received from the sale of a subsidiary of $3.3 million. The Company generated $1.8 million in cash flow from financing activities, primarily due to proceeds $0.9 million in from the sale of common stock, proceeds from a convertible note payable of $0.7 million and a loan from a related party of $0.3 million.

Discontinued Operations

On December 30, 2016, the Company sold and transferred 100% of the stock of Wuxi Fulland Wind Energy Equipment Co., Ltd. (“Fulland Wind”) to an unrelated party and discontinued the Company’s forged rolled rings and related components business. Additionally, the Company’s management decided to discontinue its petroleum and chemical equipment segment due to significant declines in revenues and the loss of its major customer. As such, the assets and liabilities of these two segments have been classified on the consolidated balance sheet as assets and liabilities of discontinued operations as of December 31, 2017 and 2016 and the operating results have been classified as discontinued operations in the consolidated statements of operations for all years presented.

Recent Events

In January 2018, the Company completed the acquisition of 60% of the issued and outstanding capital stock of 3D Discovery Co. Limited (“3D Discovery”), a company incorporated in Hong Kong, for approximately $0.4 million in stock. 3D Discovery is a digital marketing services provider which provides various solutions such as 3D scanning and modeling, website and mobile app development, video production, and graphic design to its clients. Apart from its existing business, 3D Discovery plans to develop a mobile app which will allow users to create an interactive virtual tour of a physical space by using a mobile phone camera.

In January 2018, the Company completed the acquisition of 80% of the issued and outstanding capital stock of AnyWorkspace Limited (“AnyWorkspace”), a company incorporated in Hong Kong, for approximately $0.5 million in stock. AnyWorkspace develops an online, real-time marketplace that connects workspace providers with clients who need temporary office and meeting spaces.

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About Sharing Economy International Inc.

Sharing Economy International Inc., through its affiliated companies, designs, manufactures and distributes a line of proprietary high and low temperature dyeing and finishing machinery to the textile industry. The Company’s latest business initiatives are focused on targeting the technology and global sharing economy markets, by developing online platforms and rental business partnerships that will drive the global development of sharing through economical rental business models. Moreover, the Company will actively pursue blockchain technology in its existing and to-be-acquired business, enabling the general public to realize the beauty of resource sharing. For more information visit www.seii.com

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary and affiliated companies and certain potential transactions that they may enter into. These forward looking statements are often identified by the use of forward looking terminology such as “believes,” “expects” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2017. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:

Sharing Economy International Inc.

Mr. Parkson Yip

Vice President of Strategic Business Development

Email: parkson.yip@seii.com
+852-31060372

Joseph Chow, Director of Investor Relations

Email: ir@seii.com

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SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,019,437	$1,481,498
Restricted cash	272,991	551,047
Notes receivable	461,292	133,913
Accounts receivable, net of allowance for doubtful accounts	9,092,709	13,922,371
Inventories, net of reserve for obsolete inventories	4,553,559	2,394,179
Advances to suppliers	2,023,779	1,116,525
Deferred tax assets	-	386,381
Receivable from sale of subsidiary	2,950,442	4,838,152
Prepaid expenses and other	2,144,624	9,074
Assets of discontinued operations	407,510	1,758,986
Total current assets	22,926,343	26,592,126

OTHER ASSETS:
Equity method investment	9,053,859	8,610,759
Property and equipment, net	33,181,119	29,878,675
Intangible assets, net	5,394,296	5,283,695
Total other assets	47,629,274	43,773,129

Total assets	$70,555,617	$70,365,255
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term bank loans	$2,074,529	$2,159,889
Bank acceptance notes payable	422,589	547,172
Convertible note payable	670,000	-
Accounts payable	2,798,590	864,870
Accrued expenses	165,749	368,395
Advances from customers	2,454,375	427,446
Due to related party	347,589	-
VAT and service taxes payable	-	47,319
Income taxes payable	63,483	79,467
Liabilities of discontinued operations	389,633	558,661
Total current liabilities	9,386,537	5,053,219

Total liabilities	9,386,537	5,053,219

Commitments and contingencies (see Note 15)

STOCKHOLDERS’ EQUITY:

Preferred stock ($0.001 par value; 10,000,000 shares authorized; No shares issued and outstanding at December 31, 2017 and 2016)	-	-

Common stock ($0.001 par value; 12,500,000 shares authorized; 2,527,720 and 1,415,441 shares issued and outstanding at December 31, 2017 and 2016, respectively)	2,528	1,415
Additional paid-in capital	40,241,172	35,549,542
Retained earnings	13,624,729	26,531,498
Statutory reserve	2,352,592	2,352,592
Accumulated other comprehensive income - foreign currency translation adjustment	4,923,829	876,989
Total Sharing Economy International Inc. stockholder’s equity	61,144,850	65,312,036

Non-controlling interest	24,230	-
Total stockholders’ equity	61,169,080	65,312,036

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SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	For the Years Ended December 31,
	2017	2016
REVENUES	$13,522,056	$17,364,332

COST OF REVENUES	13,677,889	14,817,880
GROSS PROFIT	(155,833)	2,546,452

OPERATING EXPENSES:
Depreciation	1,100,944	517,935
Selling, general and administrative	3,619,382	1,999,067
Bad debt expense	6,473,838	1,037,874
Research and development	420,023	304,054
Impairment expense	462,111	-
Total operating expenses	12,076,298	3,858,930

LOSS FROM OPERATIONS	(12,232,131)	(1,312,478)

OTHER INCOME (EXPENSE):
Interest income	12,574	24,342
Interest expense	(137,823)	(124,937)
Loss on equity method investment	(130,498)	-
Foreign currency transaction gain (loss)	(1,812)	166
Other income	69,584	19,685
Total other expense, net	(187,975)	(80,744)

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(12,420,106)	(1,393,222)
PROVISIONS FOR INCOME TAXES:
Current	(11,273)	-
Deferred	(397,014)	-
Total Income taxes provision	(408,287)	-
LOSS FROM CONTINUING OPERATIONS	(12,828,393)	(1,393,222)

DISCONTINUTED OPERATIONS:
Loss from discontinued operations, net of income taxes	(97,957)	(3,826,525)
Loss on sale / disposal of discontinued operations, net of income taxes	-	(6,459,407)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	(97,957)	(10,285,932)

NET LOSS	(12,926,350)	(11,679,154)

NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(19,581)	-
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(12,903,769)	$(11,679,154)

COMPREHENSIVE LOSS:
Net loss	$(12,926,350)	$(11,679,154)
Unrealized foreign currency translation gain (loss)	4,046,840	(4,819,622)
Comprehensive loss	$(8,879,510)	$(16,498,776)

Net loss attributable to non-controlling interest	$(19,581)	$-
Unrealized foreign currency translation gain (loss) from non-controlling interest	-	-
Comprehensive loss attributable to common stockholders	$(8,859,929)	$(16,498,776)

NET LOSS PER COMMON SHARE:
Continuing operations - basic and diluted	$(6.99)	$(1.17)
Discontinued operations - basic and diluted	(0.05)	(8.64)
Net loss per common share - basic and diluted	$(7.04)	$(9.81)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	1,832,900	1,189,940

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SHARING ECONOMY INTERNATIONAL INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,926,350)	$(11,679,154)

Adjustments to reconcile net loss from operations to net cash provided by (used in) operating activities:
Depreciation	3,950,932	3,829,345
Depreciation - discontinued operations	-	1,723,611
Amortization of intangible assets	324,190	189,329
Allowance for doubtful accounts	6,473,838	2,756,411
Allowance for doubtful accounts - discontinued operations	66,085	-
Loss from impairment of acquisition of subsidiary	462,111	-
Loss on sale of subsidiary of discontinued operations	-	6,459,407
Loss from impairment of property and equipment - discontinued operations	-	1,660,305
Loss on equity method investment	130,498	-
Stock-based compensation and fees	1,586,643	927,206
Inventory reserve	285,334	-
Changes in operating assets and liabilities:
Notes receivable	(306,542)	(10,537)
Accounts receivable	(924,212)	(5,906,749)
Inventories	(2,209,520)	(874,055)
Prepaid and other current assets	(255,321)	6,070
Advances to suppliers	(801,282)	(742,745)
Deferred tax assets	397,014	(188,090)
Assets of discontinued operations	42,273	2,659,512
Accounts payable	1,849,047	(958,163)
Accrued expenses	(210,396)	(173,030)
VAT and service taxes payable	(48,621)	(132,933)
Income taxes payable	(20,532)	(170,936)
Advances from customers	1,923,909	52,341
Liabilities of discontinued operations	(198,889)	(6,375,676)

Net cash provided by (used in) operating activities	(409,791)	(6,948,531)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of patent use rights	-	(2,408,369)
Purchase of property and equipment	(5,199,833)	(1,209,477)
Payments made for equity method investment	-	(9,001,279)
Proceed received from sale of subsidiary in cash	2,130,556	2,167,532
Proceeds from sales of equipment from discontinued operations	1,146,959	-

Net cash used in investing activities	(1,922,318)	(10,451,593)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from bank loans	1,257,620	3,763,077
Repayments of bank loans	(1,479,553)	(3,838,338)
Proceeds from convertible note payable	670,000	-
Decrease in restricted cash	303,308	60,209
Increase in restricted cash - discontinued operations	-	(67,735)
Decrease in bank acceptance notes payable	(155,353)	(60,209)
Advance from related party	347,589	-
Proceeds from sale of common stock, net	860,000	753,400

Net cash provided by financing activities	1,803,611	610,404

Effect of exchange rate changes on cash and cash equivalents	66,437	(519,152)

Net increase (decrease) in cash and cash equivalents	(462,061)	(17,308,872)

Cash and cash equivalents - beginning of year	1,481,498	18,790,370

Cash and cash equivalents - end of year	$1,019,437	$1,481,498

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid in continuing operations for:
Interest	$134,459	$166,935
Income taxes	$-	$360,318

Cash paid in discontinued operations for:
Interest	$-	$48,250
Income taxes	$-	$189,570

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for future services	$1,709,989	$9,074
Stock issued for accrued liabilities	$37,835	$54,000
Stock issued for acquisition of intangible asset	$507,710	$-
Property and equipment acquired on credit as payable	$-	$15,263
Decrease in assets upon sale of subsidiary	$-	$14,673,414
Decrease in liabilities upon sale of subsidiary	$-	$1,012,452
Increase in receivable from sale of subsidiary	$-	$7,225,107

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